EXHIBIT 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Peter Kasper Jakobsen, Chief Executive Officer of Mead Johnson Nutrition Company, certify that (i) Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, fairly presents, in all material respects, the financial condition and results of operations of Mead Johnson Nutrition Company.

Date:	April 27, 2017	By:	/s/ Peter Kasper Jakobsen
Peter Kasper Jakobsen
President and Chief Executive Officer
(Principal Executive Officer)